[Exhibit 16]

                            RANDY SIMPSON CPA, P.C.
                           11775 South Nicklaus Road
                               Sandy, Utah 84092
                           Fax & Phone (801) 572-3009



Securities Exchange Commission
Washington, D.C.  20549

        RE:   Franklin Lake Resources Inc.
              File No. 0-21812

Gentlemen:

We have read Item 4 of the Form 8-K of Franklin Lake Resources Inc. dated April 1, 2004 and agree with the statements relating only to Randy Simpson CPA, P.C. contained therein.



/s/ Randy R. Simpson CPA, P.C.
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